Exhibit 10.5(c)
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March 31, 1999

Wickes Inc.
706 North Deerpath Drive
Vernon Hills, Illinois 60061

     Re:  $871,844  Promissory  Note (the  "Note")  dated  January  15,  1998 of
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          Riverside Group, Inc. ("Riverside") to Wickes Inc. ("Wickes")
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Ladies and Gentlemen:

          This will confirm that:

               (i) we have requested, and you have agreed, to waive all existing defaults and Events of Default under the Note arising from the non-payment of interest on and principal of the Note prior to the date hereof; and

               (ii) the terms of the Note are hereby  modified  to provide  that
          (x) all payments of principal of the Note due prior to the date hereof and not paid shall be due and payable on June 30, 1999, (y) all payments of interest on the Note due on or before June 30, 1999 shall be due and payable on that date with interest thereon from the due dates for such payments originally provided in the Note at the annual rate of interest that is two percentage points higher than that originally provided in the Note.


          Please indicate your agreement with the foregoing by signing in the place provided below and returning to my attention in the enclosed envelope.

                                                           RIVERSIDE GROUP, INC.



                                                         By_____________________

                                                         Its____________________
Agreed to:

WICKES INC.



By_____________________________

Its____________________________